UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2018

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2018, CareDx, Inc. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings II, LP (“Perceptive”), as a lender and administrative agent (in such capacity, the “Agent”) for the several banks and other financial institutions or entities from time to time party to the Credit Agreement (collectively, the “Lenders”) for an initial term loan of $15.0 million (the “Tranche A Term Loan”), with a second tranche of $10.0 million available at the Company’s option, subject to the satisfaction of customary conditions (the “Tranche B Term Loan” and, together with the Tranche A Term Loan, the “Term Loan”). The proceeds of the Tranche A Term Loan will be used for general corporate purposes and for the repayment of the Company’s outstanding indebtedness with FastPartner AB, Mohammed Al Amoudi and Danske Bank A/S, as well as for general corporate purposes.

The Tranche A Term Loan was funded on the date of closing. The Company paid a fee of $262,500 to Perceptive as the administrative agent in connection with the Tranche A Term Loan. In connection with the Credit Agreement, on April 17, 2018, the Company issued to Perceptive a warrant (the “Warrant” and, together with the Credit Agreement and the Security Agreement, the “Financing Documents”), to purchase up to 140,000 shares of common stock of the Company (“Common Stock”) at an initial exercise price of $8.60, subject to adjustment as provided in the Warrant. The Warrant will become initially exercisable commencing six months after the date of issuance of the Warrant and will terminate, if not earlier exercised, on April 17, 2025.

The Tranche B Term Loan is available at the Company’s option at any time from April 17, 2018 to April 17, 2019, subject to the Company achieving certain product revenue targets, issuing the Tranche B Warrant (as defined below) and satisfying customary conditions. In the event the Company exercises its option for the Tranche B Term Loan, the Company will pay to Perceptive as the administrative agent out of the proceeds of the Tranche B Term Loan a fee in the amount equal to 1.75% of the principal amount of the Tranche B Term Loan advanced on such date. If the Tranche B Term Loan is funded, the Company will issue to Perceptive an additional warrant to purchase up to 93,333 shares of Common Stock (the “Tranche B Warrant”). The Tranche B Warrant will be on substantially the same terms, and in substantially the same form, as the Warrant.

In connection with the Credit Agreement, the Company entered into a Security Agreement with Perceptive, as Administrative Agent (the “Security Agreement”). The Security Agreement provides that the Term Loan is secured by substantially all of the Company’s assets and a pledge of 65% of the equity interests of CareDx International AB. The Term Loan accrues interest per annum at 9.00% (the “Applicable Margin”) plus the greater of the one-month LIBOR or 1.5%. Payments under the Credit Agreement are interest-only until the first principal payment is due on the last day of the first calendar month following April 17, 2021, followed by monthly payments of principal and interest through the scheduled maturity date on April 17, 2023. The Term Loan will mature on April 17, 2023, but may be prepaid by the Company, in whole or in part at any time, subject to a prepayment fee.

The Credit Agreement contains customary affirmative and restrictive covenants and representations and warranties, including financial reporting obligations and limitations on indebtedness, liens, fundamental changes, acquisitions, investments, dividends or distributions, corporate changes, asset sales, affiliate transactions, material agreements, licenses, sale and leaseback transactions, hazardous materials, accounting, compliance with laws and reimbursement of certain expenses of the Lenders. The Credit Agreement also contains other customary provisions, such as expense reimbursement and confidentiality obligations, as well as indemnification rights for the benefit of the Agent and the Lenders.

The Credit Agreement provides for customary events of default, including, among other things, nonpayments of principal, interest and other amounts, inaccuracies in representations and warranties, failure to comply with covenants, defaults on other material indebtedness, bankruptcy or insolvency, judgments, changes of control or impairments of the Lenders’ security interests. Upon the occurrence of an event of default and following any applicable cure periods, if any, the Applicable Margin shall automatically increase 3.00% per annum (the “Default Rate”). This Default Rate may be applied to the outstanding loan balances, and the Agent may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Credit Agreement.

The representations, warranties and covenants contained in the Financing Documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Financing Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Financing Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Financing Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing descriptions of the Financing Documents do not purport to be complete and are qualified in their entirety by reference to the Financing Documents. Copies of the Financing Documents will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Term Loan set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Warrant set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company issued to Perceptive the Warrant in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by Perceptive, including the representations with respect to Perceptive’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Perceptive’s investment intent.

Item 8.01. Other Events.

On April 18, 2018, the Company issued a press release announcing the entry into the Term Loan and Credit Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by CareDx, Inc. dated April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2018	CAREDX, INC.

	By:	/s/ Michael Bell
Michael Bell
Chief Financial Officer